Exhibit 99.2

Spirit Realty Capital Prices Private Offering of Senior Unsecured Notes
Dallas, TX—August 11, 2016— Spirit Realty Capital, Inc. (NYSE: SRC) (“Spirit” or the “Company”), a net lease real estate investment trust (REIT) that invests in single-tenant, operationally essential real estate, today announced that its operating partnership, Spirit Realty, L.P. (the “operating partnership”), has priced its previously announced private offering of $300.0 million aggregate principal amount of its 4.450% senior notes due 2026 (the “Notes”). The Notes priced at 99.378% of the principal amount, and the offering is expected to close on August 18, 2016. The Notes will be fully and unconditionally guaranteed by the Company.
The operating partnership intends to use the net proceeds from this offering to initially repay amounts outstanding under its term loan facility and to use the remaining net proceeds, if any, to reduce amounts outstanding under its revolving credit facility and for general corporate purposes. The operating partnership expects to redraw on its term loan facility and revolving credit facility from time to time to repay approximately $297.4 million of commercial mortgage backed securities over the next 45 days, to fund identified and potential future acquisitions and for general corporate purposes.
The Notes and the related guarantee will be offered in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. investors pursuant to Regulation S under the Securities Act. The Notes and the related guarantee will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.
This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Spirit Realty Capital
Spirit Realty Capital, Inc. (NYSE: SRC) is a net lease real estate investment trust (REIT) that invests in and manages a portfolio primarily of single-tenant, operationally essential real estate assets throughout the United States. Single-tenant, operationally essential real estate generally refers to free-standing, commercial real estate facilities where Spirit’s tenants conduct business activities that are essential to the generation of their sales and profits.
As of June 30, 2016, Spirit’s undepreciated gross real estate investment portfolio was approximately $8.27 billion, representing investments in 2,654 properties, including 109 properties securing mortgage loans made by Spirit. Spirit’s properties are leased to approximately 443 tenants that represent 28 diverse industries across 49 states.
Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “targets,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt and equity financing to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of Spirit’s common stock, and conditions of the debt and equity capital markets, generally, and changes in the real estate markets), unknown liabilities acquired in connection with acquired properties, portfolios of properties, or interests in real-estate related entities, risks related to the relocation of Spirit’s corporate headquarters to Dallas, Texas, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of Spirit’s properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from Spirit’s expectations, dependence on tenants' financial condition and operating performance, and competition from other developers, owners and operators of real estate), potential fluctuations in the consumer price index, risks associated with Spirit’s failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:
(480) 315-6634
InvestorRelations@spiritrealty.com